UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2018

JANEL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Merrick Road, Suite 400, Lynbrook, New York 11563
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (516) 256-8143

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Equity Incentive Plan

On May 8, 2018, the board of directors of Janel Corporation ("Janel") amended and restated the Janel Corporation 2017 Equity Incentive Plan (the "Plan" and, as amended and restated, the "Amended Plan"). A copy of the Plan was previously filed as Exhibit 3.7 to Janel's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. The provisions and terms of the Amended Plan are the same as those in the Plan, except that the Amended Plan removes the ability of Janel to award incentive stock options and removes the requirement for stockholder approval of the Plan.

The foregoing description of the Amended Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is filed herewith as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Agreement and Plan of Merger

On May 8, 2018, AB HoldCo, Inc. ("Parent"), a wholly-owned subsidiary of Janel, and AB Merger Sub, Inc. ("Merger Sub"), a wholly-owned subsidiary of Parent, entered into an Agreement and Plan of Merger (the "Merger Agreement") with Antibodies Incorporated ("Antibodies"), Richard Krogsrud, solely as the representative of the stockholders of Antibodies (the "Stockholders"), and certain Stockholders signatory thereto. Pursuant to the Merger Agreement, Janel will indirectly acquire Antibodies by way of the merger of Merger Sub with and into Antibodies, with Antibodies being the surviving corporation (the "Merger"). Upon the closing of the Merger and as a result of the Merger, Antibodies will become a direct wholly-owned subsidiary of Parent and an indirect wholly-owned subsidiary of Janel.

Under the terms of the Merger Agreement, the aggregate merger consideration is $5,000,000, subject to certain adjustments as set forth in the Merger Agreement. Pursuant to the terms of the Merger Agreement, $500,000 of the merger consideration will be placed into an escrow account to secure general indemnification claims against the Stockholders,  including, without limitation, (i) misrepresentations and breaches of warranties made by Antibodies and the Stockholders, (ii) breaches or nonperformance of any of Antibodies' covenants or agreements, and (iii) certain covered taxes. The indemnification obligations of the parties under the Merger Agreement are subject to certain monetary limitations as set forth in the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants of the parties thereto. Antibodies has agreed, among other things, (i) to conduct its businesses in the ordinary course consistent with past customs and practice through the consummation of the Merger; (ii) to obtain requisite stockholder approval; and (iii) not to solicit alternative transactions. Each of the parties to the Merger Agreement covenants to use reasonable efforts to cause the Merger to be consummated.

The boards of directors of both Janel and Antibodies have approved the Merger and the Merger Agreement. The consummation of the Merger is subject to certain customary closing conditions, including, among others, approval of the Merger and the Merger Agreement by the holders of a majority of the outstanding shares of Antibodies' common stock, the receipt of certain consents from third parties, and no more than a certain percentage of shares of Antibodies' common stock having exercised appraisal rights under the California General Corporation Law (the "CGCL") prior to the deadline provided in the CGCL. The completion of the Merger is not subject to a financing condition.  The Merger Agreement contains certain customary termination rights of each of Parent and Antibodies.

The Merger Agreement provides that, immediately prior to the consummation of the Merger, certain Stockholders of Antibodies will exchange some of their shares of Antibodies for promissory notes issued by the Parent with a principal amount equal to the amount of the merger consideration such Stockholders would have received at the closing of the Merger for the shares being exchanged.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement has been included with this Current Report on Form 8-K pursuant to applicable rules and regulations of the Securities and Exchange Commission in order to provide investors and stockholders with information regarding its terms. However, it is not intended to provide any other factual information about Janel, Parent, Merger Sub, or Antibodies, their respective subsidiaries and affiliates, or any other party. In particular, the representations, warranties and covenants contained in the Merger Agreement have been made only for the purpose of the Merger Agreement and, as such, are intended solely for the benefit of the parties to the Merger Agreement. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about Janel, Parent, Merger Sub, or Antibodies, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in Janel's public disclosures.

As a result of the foregoing, investors and stockholders are strongly encouraged not to rely on the representations, warranties and covenants contained in the Merger Agreement, or on any descriptions thereof, as accurate characterizations of the state of facts or condition of Janel, Antibodies or any other party. Investors and stockholders are likewise cautioned that they are not third-party beneficiaries under the Merger Agreement and do not have any direct rights or remedies pursuant to the Merger Agreement.

Cautionary Note Regarding Forward-Looking Statements

Statements included in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties, which could cause actual results to differ materially from those expressed or implied from such statements. These risks and uncertainties include, without limitation, the failure to satisfy the closing conditions necessary to complete the Merger. Other risks and uncertainties that may affect forward-looking statements are described in the "Risk Factors" section and elsewhere in Amendment No. 1 to Janel's Annual Report on Form 10-K/A as filed with the Securities and Exchange Commission on April 30, 2018. Janel undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Janel's ability to complete the Merger is dependent upon the satisfaction of certain closing conditions, not all of which are within the control of Janel or Antibodies.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 8, 2018, Vincent Verde, age 55, was appointed as Janel's Principal Financial Officer, Treasurer and Secretary by Janel's Board of Directors.

From February 2018 to May 8, 2018, Mr. Verde served as Controller of the Company. From January 2018 to February 2018, Mr. Verde served as a consultant for the Company. Prior to joining the Company, from December 2016 to February 2017, Mr. Verde served as a consultant for Xylem Inc., a publically traded manufacturer and servicer of engineered solutions. Mr. Verde served from November 2014 to November 2016 as Subsidiary Controller for Teledyne Bolt, Inc., a developer, manufacturer and distributor of marine seismic data acquisition equipment and underwater remotely operated robotic vehicles and subsidiary of a publically traded company, Teledyne Technologies Inc. ("Teledyne"). From January 2012 to November 2014, Mr. Verde served as Vice President and Corporate Controller for Bolt Technology Corporation, a then-publically traded manufacturer and distributor of geophysical equipment and industrial clutches, which was acquired by Teledyne in November 2014.

Mr. Verde's annual base salary will be $175,000, and the Company paid Mr. Verde an aggregate of $24,166 for his consulting services during January 2018 and February 2018. There are no family relationships between Mr. Verde and any director or executive officer of the Company, and he has no indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated May 8, 2018, by and among Antibodies Incorporated, AB HoldCo, Inc., AB Merger Sub, Inc., Richard Krogsrud, as Representative of the Stockholders, and the Rollover Stockholders signatory thereto.*

10.1	Janel Corporation 2017 Amended and Restated Equity Incentive Plan

* Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Janel will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL CORPORATION
(Registrant)

Date: May 11, 2018	By:	/s/ Brendan J. Killackey
Brendan J. Killackey
Chief Executive Officer